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                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON D.C.  20549

                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                    June 28, 1996
                                    -------------
                   Date of Report (Date of earliest event reported)

                                   JAY JACOBS, INC.
                                   ----------------
                (Exact name of registrant as specified in its charter)

Washington                     0-15934                                91-0698077
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(State or other          (Commission File No.)                 (I.R.S. I.D. No.)

         1530 Fifth Avenue
        Seattle, Washington                           98101
(Address of principal executive offices)             (Zip Code)
- --------------------------------------------------------------------------------

                                    (206) 622-5400
                                    --------------
                  Registrant's telephone number including area code)


- --------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)


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Item 5.  Other Events.

    On June 28, 1996, Jay Jacobs, Inc., issued a press release announcing that Nasdaq had delisted the Company's common stock from the Nasdaq National Stock Market effective that date for failure to maintain sufficient net tangible assets and for other deficiencies. The Company's press release is included within this Current Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)

Exhibit No.   Description
- -----------   ------------

99.1          Copy of press release dated 6/28/96


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                            JAY JACOBS, INC. ANNOUNCEMENT

    SEATTLE, WASHINGTON - JUNE 28, 1996 - Jay Jacobs, Inc. (JAYJ) today reported that the company has been notified by Nasdaq that effective June 28, 1996 it will be delisted from the Nasdaq National Market. The action was taken by Nasdaq as a result of the company failing to maintain certain requirements as of fiscal year-end January 1996.

    The company anticipates that shares can be traded on the OTC Bulletin Board or Pink Sheets, until further notice.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    Dated this 2nd day of July 1996.

                                       JAY JACOBS, INC.


                                       By /s/ William L. Lawrence, Jr.
                                          -------------------------------------
                                          William L. Lawrence, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer